EXHIBIT 10.12



                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 28th day of March 2006 (the "Effective Date"), between Circle Group Holdings, Inc., an Illinois corporation, whose principal place of business is 1011 Campus Drive, Mundelein, Illinois 60060 and any of its successors or affiliated companies (collectively, the "Company") and Steve J. Cohen, an individual (hereinafter collectively referred to as the "Employee"), located at 1216 Sandpiper Court, Grayslake Illinois 60030

                                    RECITALS

     WHEREAS, the Company is principally engaged in the business of development and marketing of life-changing technologies (the "Business").

     WHEREAS, the Company desires to employ the Employee and the Employee desires to enter into the employ of the Company.

     WHEREAS, the Company has established a valuable reputation and goodwill in its business, with expertise in all aspects of the Business.

     WHEREAS, the Employee has established a valuable reputation and goodwill in his business, with expertise in certain, but not all, aspects of the Company's business by virtue of the Employee's employment with the Company, will become familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Company's Business, including the Company's client base.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Employee do hereby agree as follows:

     1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.

     2. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

     3. Authority and Power during Employment Period.

     a. Duties and Responsibilities. During the Term of this Agreement, the Employee shall serve as "President" of the Company and shall have such responsibilities and duties as customarily undertaken by individuals in similar positions.

     b. Time Devoted. Throughout the Term of this Agreement, the Employee shall devote substantially all of the Employee's business time and attention to the business and affairs of the Company consistent with the Employee's position with the Company, except for reasonable vacations, illness or incapacity.
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     c. Best Efforts. Throughout the Term of this Agreement, the Employee agrees to use his best efforts to promote the Company's Business. For purposes of this Agreement, "best efforts" shall


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be defined as the Employee carrying out his assigned duties and responsibilities, adhering to the covenants contained in paragraphs 8(a) and 8(b) of this Agreement, and complying with the policies and procedures related to the Company's operation of its Business.

     4. Term. The Term of employment hereunder will commence on the Effective Date as set forth above, and finish three (3) year from the Effective Date, and can be renewed every year for one (1) year thereafter based on the mutual desire by the parties, unless this Agreement shall have been earlier terminated pursuant to Section 7 of this Agreement.

     5. Compensation.

     a. Salary. The Employee shall be paid a base salary, payable in accordance with the Company's policies from time to time for salaried employees, at the rate of four thousand eight hundred dollars ($8,000) per month.

     b. Stock & Options. The Employee shall receive 100,000 options under the Company's 2004 Stock Equity Plan. The options shall be exercisable for a (3) year period of time from the date of vesting.

     6. Consequences of Termination of Employment.

     a. Disability. In the event of the Employee's disability, the Employee shall be entitled to compensation in accordance with the Company's disability compensation practice for its salaried employees. "Disability," for the purposes of this Agreement, shall be deemed to have occurred in the event (A) the Employee is unable by reason of sickness or accident, to perform his duties under this Agreement for an aggregate of 90 days in any 12-month period or 45 consecutive days, or (B) the Employee has a guardian of his person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

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     b. Termination by the Company for Cause.

          i. Nothing herein shall prevent the Company from terminating the Employee for "Cause," as hereinafter defined. The Employee shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 6(b). Any rights and benefits the Employee may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

          ii. Either party may terminate without cause on 30 days written notice. In this eventuality, all vested options will be fully owned by the Employee.

          iii. "Cause" shall mean (A) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent

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against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) an act or acts (1) constituting a felony under the laws of the United States or any state thereof; or (2) if applicable, loss of any state or federal license required for the Employee to perform the Employee's material duties or responsibilities for the Company; (E) the Employee's breach of any provision of this Agreement; or (F) any assignment of this Agreement by the Employee in violation of Section 13 of this Agreement.

          iv. Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a notice of termination stating that the Employee committed one of the types of conduct, notwithstanding anything contained herein to the contrary, this Agreement may be terminated (i) at any time upon the mutual written consent of the Company and the Employee; or (ii) by either party giving 30 days prior written notice to the other. During such 30 day period, only the Employee shall continue to perform the Employee's duties pursuant to this Agreement, and the Company shall continue to compensate the Employee in accordance with this Agreement.

     d. Death. In the event of the death of the Employee during the Term of the Agreement, compensation shall be paid to the Employee's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Employee for a period of one hundred eighty (180) days from and after the date of death. Other death benefits will be determined in accordance with the terms of the Company's benefit programs and plans.

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     7. Covenant Not to Compete and Non-Disclosure of Information

     a. Covenant Not to Compete. The Employee acknowledges and recognizes the highly competitive nature of the Company's Business and the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, the Employee agrees to the following: i. That during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), the Employee will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

          ii. That during the Restricted Period and within the Restricted Area, the Employee will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company's Clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.




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          iii. That during the Restricted Period and within the Restricted Area, the Employee will not (A) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the

Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of the Company (the "Competitive Business") to employ or seek to employ for any Competitive Business employs or seeks to employ such person employed by the Company.

          iv. That during the Restricted Period the Employee will not interfere with, or disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any supplier, customer or agent of the Company.

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
     b. Non-Disclosure of Information. The Employee acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's products, services, training methods, development, technical information, marketing activities and procedures, credit and financial data concerning the Company and/or the Company's Clients (the "Proprietary Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Employee hereunder. In light of the highly competitive nature of the industry in which the company's business is conducted, the Employee agrees that all Proprietary Information, heretofore or in the future obtained by the Employee as a result of the Employee's association with the Company shall be considered confidential.

     In recognition of this fact, the Employee agrees that the Employee, during the Restricted Period, will not use or disclose any of such Proprietary Information for the Employee's own purposes or for the benefit of any person or other entity or organization (except the Company) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, unless upon written advice of legal counsel reasonably satisfactory to the Company, the Employee is legally required to disclose such Proprietary Information. Documents (as hereinafter defined) prepared by the Employee or that come into the Employee's possession during the Employee's association with the Company are and remain the property of the Company, and when this Agreement terminates, such Documents shall be returned to the Company at the Company's principal place of business, as provided in the Notices provision (Section 9) of this Agreement.

     c. Documents. "Documents" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers; email; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account; records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

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     d. Company's Clients. The "Company's Clients" shall be deemed to be any persons, partnerships, corporations, professional associations or other organizations for whom the Company has performed Business Activities.

     e. Restricted Period. The "Restricted Period" shall be deemed as the term of this Agreement and six (6) months following termination of this Agreement.

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
     f. Restricted Area. The Restricted Area shall be deemed to mean within any county of any state in which the Company is providing service at the time of termination of this Agreement.

     g. Business Activities. "Business Activities" shall be deemed to include the Business and any additional activities that the Company or any of its affiliates may engage in during the term of this Agreement.

     h. Covenants as Essential Elements of this Agreement. It is understood by and between the parties hereto that the foregoing covenants contained in Sections 7(a) and 7(b) are essential elements of this Agreement, and that but for the agreement by the Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Employee.

     i. Survival After Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Sections 7(a) and 7(b) shall survive the termination of this Agreement and the Employee's employment with the Company.

     j. Remedies.

          i. The Employee acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 7(a) or 7(b) herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach or threatened breach by the Employee of any of the provisions of Section 7(a) or 7(b), the Employee agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, all rights of the Employee to payment or otherwise under this Agreement and all amounts then or thereafter due to the Employee from the Company under this Agreement may be terminated and the Company, without posting any bond, shall be entitled to obtain, and the Employee agrees not to oppose the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

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
          ii. The Employee acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Section 7(a) or 7(b) and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

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     8. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or the Employee's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law and regulation.

     9. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested, by overnight delivery; by courier; or by confirmed telecopy, in the case of the Employee to the Employee's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

     10. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a wavier of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

     11. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

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
     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

     13. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Employee but shall be assignable by the Company in connection with the sale, transfer or other disposition of any part or all of its business or to any of the Company's affiliates controlled by or under common control with the Company.

     14. Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Illinois and shall be exclusively governed, venued and construed under and in accordance with the laws of the State of Illinois. Anything in this Agreement to the contrary notwithstanding, the Employee shall conduct the Employee's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Employee is located.

     15. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.



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     16. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

     17. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

     18. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

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
     19. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

     20. Venue. Company and Employee acknowledge and agree that the U.S. District for the Northern District of Illinois, or if such court lacks jurisdiction, the Nineteenth Judicial Circuit (or its successor) in and for Lake County, Illinois, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

     21. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

     22. Independent Legal Counsel. The parties have either (i) been represented by independent legal counsel in connection with the negotiation and execution of this Agreement, or (ii) each has had the opportunity to obtain independent legal counsel, has been advised that it is in their best interests to do so, and by execution of this Agreement has waived such right.

     23. Facsimile Copies. All duly executed facsimile copies are fully binding under any and all applicable laws.

THE EMPLOYEE ACKNOWLEDGES THAT HE HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.


         WITNESSED   BY:                             BY:
         CIRCLE GROUP HOLDINGS, INC.                 Steve J. Cohen



         /s/ Gregory J. Halpern                      /s/ Steve J. Cohen
         -------------------------                   ----------------
         Gregory J. Halpern  (CEO)                   Steve J. Cohen
         Circle Group Holdings, Inc.


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